                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this proxy statement/prospectus constituting a part of this registration statement on Form F-4, as amended, of our report dated April 2, 2001, except with respect to the matters discussed in Note 16 as to which the date is June 28, 2001, and to all references to our Firms included in or made part of this registration statement.

                                 Paris, France

                                 July 26, 2001


/s/ RSM Salustro Reydel                   /s/ Barbier Frinault & Cie
RSM Salustro Reydel                       Barbier Frinault & Cie
                                          A member firm of Arthur Andersen